Exhibit 10.13

FORM OF BUSINESS OPPORTUNITY RIGHT OF FIRST OFFER AGREEMENT

THIS BUSINESS OPPORTUNITY RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”) is made as of    , 2008, by and among iStar Acquisition Corp., a Delaware corporation (the “Company”), iStar Financial Inc., a Maryland corporation (“SFI”), Jay Sugarman and Jay Nydick.

RECITALS

WHEREAS, the Company has filed a registration statement (as amended, the “Registration Statement”) on Form S-1 (File No. 333-147305) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission in connection with an initial public offering (the “IPO”) of 50,000,000 units of the Company (or up to 57,500,000 units if and to the extent that the underwriters exercise their over-allotment option);

WHEREAS, SFI, directly or through one of its wholly-owned subsidiaries, owns a significant number of the units of the Company immediately prior to the IPO;

WHEREAS, Jay Sugarman and Jay Nydick are executive officers of both the Company and SFI; and

WHEREAS, the parties wish to clarify the business opportunities for which each of the Company and SFI shall have the right of first offer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Right of First Offer.  For the term specified in Section 2 of this Agreement, the Company and SFI shall agree to share business opportunities as follows:

(a)                                  The Company shall have a right of first offer with respect to any business combination opportunity presented to SFI, Jay Sugarman or Jay Nydick with any managers in the alternative asset management industry, other than managers whose majority of assets under management consist of real estate investments; and

(b)                                 SFI shall have a right of first offer with respect to any business combination opportunity to which the Company does not have a right of first offer.

In accordance with the terms of this Agreement, if the Company elects not to pursue a specific business combination opportunity as to which the Company has a right of first offer, then SFI will be free to pursue such opportunity. Similarly, if SFI elects not to pursue a specific business combination opportunity as to which it has a right of first offer, then the Company will be free to pursue that opportunity. Notwithstanding anything to the contrary contained in this Agreement, Oak Hill Advisors, L.P., a manager of debt securities in which SFI holds a non-controlling interest, shall have no obligations under this Agreement and shall not be restricted under this Agreement from pursuing any business combination opportunity.

For purposes of this Agreement, the term “business combination opportunity” shall mean an opportunity to acquire, directly or indirectly, including by merger or other operation of law, one or more operating businesses, or a portion of such business or businesses, whose fair market value, individually or collectively, is equal to at least 80% of the balance in the Company’s trust account maintained with Continental Stock Transfer & Trust Company (less deferred underwriting discounts and commissions and taxes payable), all as contemplated by the Registration Statement.

Decisions by the Company not to pursue any specific business combination opportunity with respect to which the Company has a right of first offer will be made by a majority of the disinterested, independent directors of the Company’s board of directors. Decisions by SFI not to pursue any specific business combination opportunity with respect to which SFI has a right of first offer will be made by a majority of the disinterested, independent directors of SFI’s board of directors.

Each party hereto that becomes aware of a business combination opportunity which is subject to this Agreement shall provide written notice of the business combination opportunity to the party to whom it has the duty to grant the right of first offer within five business days of its identification of the business combination opportunity.

2.             Term.  This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of (i) the consummation by the Company of a business combination opportunity or (ii) the Company’s liquidation, each in the circumstances and in the manner described in the Registration Statement.

3.             Notices.  All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

iStar Acquisition Corp.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
Attention:  Chief Executive Officer

To SFI:

iStar Financial Inc.
1114 Avenue of the Americas
39th Floor
New York, New York 10036
Attention:  General Counsel

Any such notice or communication shall be personally served, delivered by reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as above (or to such other address as such party shall have specified most recently by written notice). Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, however, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable overnight courier service with an order for next-day delivery.

4.             Severability.  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

5.             Assignment.  Neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by either party hereto.

6.             Amendment.  This Agreement may only be amended by written agreement of the parties hereto.

7.             Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.             Effect on Prior Agreements.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes in all respects all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

9.             Counterparts.  This Agreement may be executed by facsimile and in multiple counterparts, and all of which taken together shall constitute one and the same instrument.

10.           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

11.           Waiver.  The Company hereby agrees to indemnify the other parties to this Agreement to the extent permitted by law with respect to any fiduciary duty claims or similar claims regarding any business combination opportunities presented to the other parties while such party is a director or officer of the Company.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Business Opportunity Right of First Offer Agreement as of the date first specified above.

iSTAR ACQUISITION CORP.

By:
Name:
Title:

iSTAR FINANCIAL INC.

By:
Name:
Title:

Jay Sugarman

Jay Nydick